EXHIBIT 10.14

GLOBAL EXPENSE ALLOCATION AND SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into effective on January 1, 2016 by and between Radian Group Inc., a Delaware corporation with its principal office located at 1601 Market Street, Philadelphia, PA 19103 ("Group"), and each of its insurance subsidiaries: Radian Guaranty Inc., Radian Insurance Inc., Radian Mortgage Assurance Inc., Radian Mortgage Insurance Inc., Radian Guaranty Reinsurance Inc., Radian Reinsurance Inc., Radian Mortgage Guaranty Inc. and Radian Investor Surety Inc., each domiciled in the Commonwealth of Pennsylvania, with their principal offices located at 1601 Market Street, Philadelphia, PA 19103 (each a "Company" or the "Companies").

RECITALS:

WHEREAS, Group is an insurance holding company; and

WHEREAS, each Company, as an affiliate of Group, requires certain services from Group in order to conduct its business operations in an efficient and cost effective manner; and

WHEREAS, Group is willing to provide such services to each Company; and

WHEREAS, the Companies and Group expect to incur common expenses in their respective business operations; and

WHEREAS, the Companies and Group desire to enter into an arms-length, contractual arrangement for the provision of services and allocation of expenses for said services and to assure that all charges for services hereunder are reasonable and to the extent possible reflect actual costs and are arrived at in a fair and equitable manner.

NOW THEREFORE, in consideration of the mutual benefits to be derived, the parties, intending to be legally bound, do hereby agree as follows:

1.	Services

a.
Group will make available to each Company such services as are reasonably required by that Company for the operation of its business, consisting of the following: finance, accounting and record keeping; tax services; information services and data processing; treasury and investment services; internal auditing; legal and compliance support; human resources support; and, administrative and management services, including enterprise risk management and oversight. All investment services provided to a Company will be based upon the written criteria, standards and guidelines required for that Company by its domiciliary state insurance department. However, the Company shall always retain the ultimate and final authority regarding investment decisions and policies, including but not limited to decisions about the purchase and sale of securities and shall always retain custody of and control over all investments.

b.	Group's employees who provide services to each Company will remain at all times and for all purposes, the employees of Group and will be instructed to provide the services to the Company with the same degree of care and diligence as they would exercise in the performance of the same or similar services to Group. Group shall compensate its staff members who provide such services to the Company on the same basis as they are customarily compensated for the performance of their regular duties to Group and shall retain full liability to such employees for their welfare, salaries, benefits, legally required employer contributions and tax obligations. The Company shall make no direct payment of any kind to, or compensate in any manner, the employees of Group providing services hereunder.

c.	Notwithstanding any other provision of this Agreement, it is understood that the ultimate control and responsibility for the business and affairs of each Company shall be managed by the Company's Board of Directors, and to the extent delegated by such Board of Directors, by its appropriately designated officers. The provision by Group of any services hereunder to any Company shall at all times be subject to the direction and control of the Board of Directors of that Company. In the event Group determines that specialized skills are better provided for the Companies by a third party, the Board of Directors and officers of the third party shall not have any management of or beneficial interest in the business affairs and operations of any Company receiving such specialized services. Any services provided hereunder which require the exercise of judgment by Group shall be performed in accordance with any standard and guidelines developed and communicated to be in and not opposed to, the best interests of the Company. Each Company shall maintain oversight for functions provided to each Company by Group and shall monitor services annually for quality assurance.

d.
The services described above shall be provided at a cost that is reasonable, equitable and equal to the actual cost incurred by Group in providing such services. Each Company will be charged its pro-rata share of the costs incurred by Group for the various departments utilized by the Company. Such costs shall include, without limitation, all direct and directly allocable expenses, salaries, related employee benefits, net interest expense associated with treasury activities, allocated overhead, and the fees and charges of independent outside consultants and advisors to the extent that the same are incurred by Group in providing services to each Company hereunder. The basis for determining such allocated charges shall be those used by Group for internal cost distribution as specified in Article 2 and Appendix No. 1 hereof.

(i)
Group shall make available to the Company receiving services, copies of receipts, expense journal entries and such other accounting information as the Company may reasonably require to demonstrate that the value of the services provided to the Company is equal to the amounts being charged to the Company by Group.

(ii)
Within thirty (30) days after the end of each month, or more frequently if desired by either party, Group shall submit to each Company a detailed statement of the apportioned costs for the services provided during the subject month (or such shorter time if applicable). Such statement shall set forth with specificity the nature of each service charged, and the basis for each charge, and such other relevant information and detail as the Company may reasonably require. The Company shall pay Group the amount shown on the statement within thirty (30) days of receipt unless the Company provides Group with a written notice of disagreement, in which event the Company shall not be obliged to make payment for the amount in dispute until the dispute is resolved either by agreement of the parties or in accordance with Article 6 hereof.

2.	Expenses

a.	Expenses shall be allocated as follows:

(i)	any expense which is incurred solely on behalf of one Company shall be allocated to that Company, as if paid directly by said Company, in accordance with SSAP 70;

(ii)	any expense incurred by Group for the benefit of more than one of the Companies shall be allocated, on a monthly basis, based on each Company's pro rata share of such expense;

(iii)
the pro rata share of any operating expense shall be calculated based on time studies or, as appropriate, another fair and equitable basis on behalf of both parties (and, if applicable, on behalf of other affiliated Companies) and shall be allocated to each party on a monthly basis. Such time studies shall be conducted on at least an annual basis (or more frequently if desired by either party as a result of any change in circumstances, such as an acquisition or disposition, that might significantly impact the allocated percentages), based on surveys completed by Group employees to identify the relative pro rata share of their activities among the Companies and, if applicable, other affiliated Companies. The relative percentages identified from these studies, or from any other fair and equitable basis, shall be applied to Group's operating expenses in order to apportion such expenses (see

Appendix No. 1 hereof for current identified allocation percentages);

(iv)
with respect to interest expense related to these Companies, such expense shall be allocated to each Company on a monthly basis in proportion to relative capital. For purposes hereof, at any given time "capital" of any Company shall mean such Company's net worth (calculated on the basis of generally accepted accounting principles). Such relative capital calculations shall be updated on at least an annual basis (or more frequently if desired by either party as a result of any change in circumstances, such as additional capital contributions or distributions, that might significantly impact the allocated percentages). The relative percentages identified from this calculation, based on each Company's capital relative to the total capital of all Companies receiving an allocation, shall be applied to Group's related interest expense in order to apportion such expenses (see Appendix No. 1 hereof for current identified allocation percentages).

b.
The Company that incurs a common expense governed by this Agreement shall charge the other Company with the allocable share of such expense no later than the last day of the month in which such expense is incurred. The Company so charged shall make reimbursement payment to the Company incurring the expense within thirty (30) business days thereafter. At no time will the Group advance funds to any of the Companies except to pay for Services as set forth in this Agreement. Amounts due under the Agreement will be settled timely and in compliance with the NAIC Accounting Practices and Procedures Manual.

3.	Audits

Each party to this Agreement shall have the right to conduct an audit of the relevant books, records and accounts of the other party upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, the party being audited shall give to the party requesting the audit reasonable cooperation and access to all books, records and accounts necessary to the audit.

4.	Corporate Records

Each party to this Agreement shall be and remain the sole owner of its records, including but not limited to, business and corporate records, regardless of the use or possession by either party of the other party's records. The books, accounts and records of Group and each Company shall be so maintained as to clearly and accurately disclose the nature and details of the transactions between them. Books and records of Group are the exclusive property of Group, held for the benefit of Group and subject to control of Group. Books and records of Group include all books and records developed or maintained under or related to this Agreement. Books and records of the Companies are the exclusive property of each Company, held for the benefit of each Company and subject to control of each Company. Books and records of the Companies include all books and records developed or maintained under or related to this Agreement.

5.	Liability

Group shall have no liability to a Company for losses, costs or expenses arising from any delay in performing the support services contemplated under this Agreement or as a result of any act or omission in connection therewith if such delay, act or omission occurs in the good faith performance of the support services by Group. To the extent that the Company is damaged by the intentional breach by Group of any of Group's obligations under this Agreement, Group agrees to hold the Company harmless from any cost or expense associated with such breach.

Nothing contained herein shall create any right or interest in any person or entity not a party to this Agreement, and the Company shall indemnify and hold Group harmless against any claim or demand by a third party arising from the performance of services by Group unless such claim or demand is based upon the breach by Group of an obligation or duty owed by Group to such third party for which the Company would not otherwise be liable. Group shall indemnify the Companies in the event of gross negligence or willful misconduct on the part of Group.

6.	Arbitration

Should an irreconcilable difference of opinion between Group and a Company arise as to the interpretation of any matter concerning this Agreement, it is hereby mutually agreed that such difference shall be submitted to arbitration as the sole remedy available to both parties. Such arbitration shall be in accordance with the rules of the American Arbitration Association and the arbitrators shall have extensive experience in the insurance industry. The arbitration shall take place in Philadelphia, Pennsylvania.

7.	Term and Termination

This Agreement shall govern services provided and costs incurred commencing January I, 2016 and shall continue until terminated by any party by sixty (60) days’ prior written notice to the other parties. The Terms of this agreement are subject to renegotiation every three (3) years.

Upon termination Group shall deliver to Company all books and records that are, or are deemed to be hereunder, the property of the Company. No later than ninety (90) days after the effective date of termination, Group shall deliver to the Company a detailed written statement for all charges incurred and not included in any previous statement up to the date of termination. Company shall make payment within thirty (30) days of receipt of such statement.

Notwithstanding the foregoing, with respect to any of the Companies regulated by the Pennsylvania Department of Insurance, Group does not have an automatic right to terminate the Agreement if any such Company is placed in receivership or seized by the Pennsylvania Insurance Commissioner under Article V of The Insurance Department Act of 1921 (40 P. S. §§ 221.1-221.63). In such circumstances:

(a)	The rights of such Company under this Agreement extend to the receiver or Commissioner.

(b)	The books and records of such Company Subsidiary shall immediately be made available to the receiver or Commissioner immediately upon the receiver or the Commissioner's request.

(c)Group will continue to maintain systems, programs or other infrastructure and shall make them available to the receiver for as long as Service Provider continues to receive timely payment for services rendered.

8.	No Assignment

Nothing herein is intended to constitute an assignment of any existing contract or agreement by a Company to Group, nor does it constitute an agreement by Group to assume any such contract or agreement. This Agreement is non-assignable.

9.	Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice or conflicts of laws principles.

10.	Entire Agreement

This Agreement constitutes the entire agreement between Group and each of the Companies listed above with respect to the matters referred to herein, and no other agreement, statement or promise not contained in this Agreement shall be valid or binding, except a subsequent modification in writing, executed by the parties.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

RADIAN GROUP INC.

/s/ Tami A. Bohm
Name: Tami A. Bohm
Title: Assistant Secretary

RADIAN GUARANTY INC.
RADIAN INSURANCE INC.
RADIAN MORTGAGE ASSURANCE INC.
RADIAN MORTGAGE INSURANCE INC.
RADIAN GUARANTY REINSURANCE INC
RADIAN MORTGAGE GUARANTY INC.
RADIAN REINSURANCE INC.
RADIAN INVESTOR SURETY INC.

By:/s/ Timothy W. Hunter
Name: Timothy W. Hunter
Title: Secretary

Amendment No. 1 to the Radian Group Inc.
Global Expense Allocation and Services Agreement

This Amendment No. 1 is made and entered into as of April 1, 2017, by and among Radian Group Inc. (the "Group"), and its insurance subsidiaries, denoted in the attached Global Expense Allocation and Services Agreement (the "Agreement") January 1, 2016, as the "Company" or "Companies" Expense.

Effective April 1, 2017, the last sentence of Article 1(d) of the Agreement is hereinafter amended as follows:

"The basis for determining such allocated charges shall be those used by Group for internal cost distribution as specified in Article 2 and Appendix No. 1, as revised April 1, 2017."

The parenthetical in the last sentence of Article 2(a)(iii) is hereafter amended as follows:

" ... (see Appendix No. 1, as revised April 1, 2017 hereof for current identified allocation percentages);"

Appendix No. 1 to the Agreement has been revised and attached hereto as Appendix No. 1, as revised April 1, 2017.
IN WITNESS WHEREOF, the parties hereto and the parties to the agreement below have caused this amendment to be signed in their corporate names on this 7 day of August, 2017.

Agreed and Accepted:

Radian Group Inc.
Radian Guaranty Reinsurance Inc.("RGRI")
Radian Guaranty Inc. ("RGC")
Radian Insurance Inc. ("RIINC")
Radian Mortgage Assurance Inc.
Radian Mortgage Insurance Inc.
Radian Investor Surety Inc.
Radian Mortgage Guaranty Inc.
Radian Reinsurance Inc.

By: /s/ Tami A. Bohm

Attest: /s/

Amendment No. 2 to the Radian Group Inc.
Global Expense Allocation and Services Agreement
This Amendment No. 2 is made and entered into as April 11, 2018, by and among Radian
Group Inc. (the "Group"), and its insurance subsidiaries, denoted in the attached Global Expense Allocation and Services Agreement (the "Agreement") January 1, 2016, as the "Company" or "Companies" Expense.

Effective upon execution of this Amendment, the last sentence of Article I (d) of the Agreement is hereinafter amended as follows:

"The basis for determining such allocated charges shall be those used by Group for internal cost distribution as specified in Article 2 and Appendix No. I, as revised January 1, 2018."

In addition, Article I(d) shall be amended by the addition of the following section to the Article:

(i)    If at any time any of the Companies fail to remit payment for services hereunder within thirty (30) days, the Company will pay interest to the Group at a rate of 3%.

The last sentence of Article 5 of the Agreement is hereinafter amended and restated as follows:

" Group shall indemnify the Companies in the event of W5S: all negligence or willful misconduct on the part of Group''

IN WITNESS WHEREOF, the parties hereto and the parties to the Agreement as noted below have caused this amendment to be signed in their corporate names on this 11th day of April, 2018.

Agreed and Accepted:

Radian Group Inc.
Radian Guaranty Reinsurance Inc.("RGRI")
Radian Guaranty Inc. ("RGC")
Radian Insurance Inc. "RIlNC")
Radian Mortgage Assurance Inc.
Radian Investor Surety Inc.
Radian Mortgage Guaranty Inc.
Radian Reinsurance Inc.

By: /s/ Tami A. Bohm

Attest: /s/

Amendment No. 3 to the Radian Group Inc.
Global Expense Allocation and Services Agreement

This Amendment No. 3 is made and entered into as of May 31, 2019, by and among Radian Group Inc.
(the "Group"), and its insurance subsidiaries, denoted in the attached Global Expense Allocation and Services Agreement (the "Agreement") dated January 1, 2016, as the "Company" or "Companies" Expense.

Effective upon execution of this Amendment, the last sentence of Article 1(d) of the Agreement is hereinafter amended as follows:

"The basis for determining such allocated charges shall be those used by Group for internal cost distribution as specified in Article 2 and Appendix No. 1, as revised January 1, 2019."

The parenthetical in the last sentence of Article 2(a)(iii) is hereafter amended as follows:

" ... (see Appendix No. 1, as revised January 1, 2019 hereof, for current identified allocation percentages);"

The Appendix No. 1, dated January 1, 2018 to the Agreement is hereby replaced by the Appendix No. 1, dated January 1, 2019.

IN WITNESS WHEREOF, the parties hereto and the parties to the Agreement as noted below have caused this amendment to be signed in their corporate names on this 31 day of May, 2019.

Agreed and Accepted:

Radian Group Inc.
Radian Guaranty Reinsurance Inc.("RGRI")
Radian Guaranty Inc. ("RGC")
Radian Insurance Inc. ("RIINC")
Radian Mortgage Assurance Inc.
Radian Investor Surety Inc.
Radian Mortgage Guaranty Inc.
Radian Reinsurance Inc.

By: /s/ Tami A. Bohm

Attest: /s/

Amendment No. 4 to the Radian Group Inc.
Global Expense Allocation and Services Agreement

This Amendment No. 4 is made and entered into as of June 10,2019, by and among Radian Group Inc. (the "Group"), and its insurance subsidiaries, denoted in the attached Global Expense Allocation and Services Agreement (the "Agreement") dated January 1, 2016, as the "Company" or "Companies"
Expense.

Effective upon execution of this Amendment, the last sentence of Article l(d) of the Agreement is hereinafter amended as follows:

"The basis for determining such allocated charges shall be those used by Group for internal cost distribution as specified in Article 2 and Appendix No. 1, as revised May 1, 2019."

The parenthetical in the last sentence of Article 2(a)(iii) is hereafter amended as follows:

" ... (see Appendix No. 1, as revised May 1, 2019 hereof, for current identified allocation percentages);"

The Appendix No. 1, dated January 1, 2019 to the Agreement is hereby replaced by the Appendix No. 1, dated May 1, 2019.

IN WITNESS WHEREOF, the parties hereto and the parties to the Agreement as4oted below have caused this amendment to be signed in their corporate names on this 10th day of June, 2019.

Agreed and Accepted:

Radian Group Inc.
Radian Guaranty Reinsurance Inc.("RGRI")
Radian Guaranty Inc. ("RGC")
Radian Insurance Inc. ("RIINC")
Radian Mortgage Assurance Inc.
Radian Investor Surety Inc.
Radian Mortgage Guaranty Inc.
Radian Reinsurance Inc.

By: /s/ Tami A. Bohm

Attest: /s/ Angela Stan